Exhibit 99.3

Q 1.        What personnel changes were announced today by Sabre Holdings?

A 1.         Sabre Holdings Corporation announced today that:

•                  Michael S. (“Sam”) Gilliland was named the company’s new President and CEO and was elected as a Director of Sabre Holdings.

•                  Paul C. Ely Jr., who has been an independent Director of the company since January 1997, will assume the role of non-executive Chairman of the Board of Directors.

•                  William J. (“Bill”) Hannigan resigned as the company’s Chairman, President and CEO to accept another position.

Q 2.        What personnel changes were announced today by Travelocity?

A 2.         Travelocity announced today that:

•                  Michelle Peluso was named President and CEO of Travelocity.  Michelle replaces Sam Gilliland, who was named president and CEO of Sabre Holdings.

Q 3.        Why is Mr. Hannigan leaving Sabre Holdings?

A 3.                          Bill chose to leave Sabre Holdings to accept a position as president of AT&T Corporation (NYSE: T).  Before joining Sabre Holdings in 1999, Bill held senior executive positions in leading telecommunications companies, including SBC Communications and Sprint.

Q 4.        Why did Mr. Hannigan decide to leave Sabre Holdings at this particular time?

A 4.                          Bill has a long history in the telecommunications business, and this afforded him the opportunity to return to that industry in a senior post at one of the world’s largest telecom companies.  And at this time, Mr. Hannigan and the Board of Directors feel very comfortable handing the leadership of the company to Sam Gilliland.

Bill has stated that he believes the company has a good foundation in place and a strong successor, and that the timing is right for him to take this new opportunity. Over the past year we have put in place a number of key elements of our strategy.  We made significant strides in re-inventing and re-invigorating the GDS business in anticipation of deregulation; we made meaningful progress in re-inventing the Travelocity company from a distributor of travel to a retailer of travel; and we completed the integration of GetThere.  Bill believes in the management team and has stated that he plans to be a shareholder of Sabre Holdings for a long time.

Q 5.        Will Mr. Hannigan’s departure disrupt business at Sabre Holdings?

A 5.                          No, we expect this to be a smooth transition.  Sam Gilliland and the officers and other executives at Sabre Holdings have extensive experience in the travel industry.  There will be no disruption of our businesses as a result of Bill Hannigan’s departure.

Q 6.        What is Mr. Gilliland’s experience as a Sabre Holdings executive?

A 6.                          Michael S. (“Sam”) Gilliland has been with the Company since 1988, when he joined the company as a software developer, and an executive since 1995.  Sam was most recently the president and chief executive officer of Travelocity.  Before joining Travelocity in May 2002, Gilliland had served as executive vice president and chief marketing officer of Sabre Holdings, group president of the company’s Airline Solutions business unit, senior vice president and general manager of product marketing, and senior vice president and general manager of Sabre Business Travel Solutions.

Q 7.        What is Mr. Gilliland’s experience as a director of a public company?

A 7.                          Sam served as a director of Travelocity while it was a publicly traded company.  He is familiar with the duties of a director of a public company.  Sam has also regularly attended meetings of the Board of Directors of Sabre Holdings Corporation, and is therefore familiar with Board operations and protocol.

Q 8.        What is Mr. Gilliland’s work experience outside of Sabre Holdings?

A 8.                          Gilliland previously worked for Lockheed Missiles and Space in Austin, Texas, developing hardware and software for land and air-based defense systems.

Q 9.        What has Mr. Gilliland accomplished as a Sabre Holdings executive?

A 9.                          With 15 years of experience with Sabre Holdings, Sam has posted numerous accomplishments.  In just the past four years he has had three critical assignments.  As chief marketing officer, Sam established a cross-company product marketing organization.  As president of Airline Solutions, he improved operating margins from zero to 10 percent within a year.  And as head of Travelocity, Sam has established a merchant hotel program and shifted the business to a model no longer dependent on air transactions. That progress was reflected in year-over-year transaction revenue growth of 34 percent for 3Q03, and expected full year revenue growth of approximately 20 percent on a GAAP and adjusted basis, a 10-fold improvement over the previous year.

Q 10.      What is Mr. Ely’s experience at Sabre Holdings?

A 10.                    Mr. Ely has been an outside, independent Director of Sabre Holdings Corporation since January 1997.  He has served as a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Q 11.      What is Mr. Ely’s experience outside Sabre Holdings?

A 11.                    Mr. Ely has extensive business and corporate governance experience.  He has a long history in the computer industry, including 23 years with Hewlett-Packard, where he was executive vice president and director prior to his retirement.  He has served as chairman of ASK Inc, Network Peripherals Inc., and Convergent (later acquired by Unisys Corp.), and has served on several additional public-company boards, including Parker Hannifin Corp., Tektronix, Unisys and Spectra Physics.

Q 12.      What is Ms. Peluso’s experience as a Sabre Holdings executive?

A 12.                    Michelle Peluso joined Sabre Holdings’ Travelocity company in April 2002 as Senior Vice President, Product Strategy and Distribution.  Michelle was most recently Travelocity’s Chief Operating Officer.  She also served as CEO of Site59® (www.Site59.com), the last minute travel web site acquired by Travelocity in 2002.

Q 13.      What is Ms. Peluso’s work experience outside of Sabre Holdings?

A 13.                    Michelle managed the Site59 last minute travel web site from November 1999 until it was acquired by Travelocity in March 2002.  Before joining Site59, Peluso was a consultant at the Boston Consulting Group and served as a White House Fellow and as Senior Advisor to the United States Secretary of Labor.

Cautionary Notice

Statements in this Q&A which are not purely historical facts, including statements about the anticipated effects of the described changes in personnel on the Company’s business, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date this Q&A was posted.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; and reduced travel demand related to the possibility of further terrorist attacks, hostilities and war, traveler fear of exposure to contagious disease, and delays resulting from added security measures at airports.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of the Company’s most recent filing on Form 10-Q with the Securities and Exchange Commission.